Exhibit 10.6

CHARTER ANCILLARY AGREEMENT

by and among

SHIP FINANCE INTERNATIONAL LIMITED,

THE VESSEL OWNING SUBSIDIARIES NAMED HEREIN,

FRONTLINE LTD.

AND

FRONTLINE SHIPPING LIMITED

CHARTER ANCILLARY AGREEMENT

THIS CHARTER ANCILLARY AGREEMENT is entered into as of January 1, 2004 by and among Ship Finance International Limited, a Bermuda corporation (the “Company”), the vessel owning subsidiaries named on Schedule A hereto (the “Owners”), Frontline Ltd., a Bermuda corporation (“Frontline”), and Frontline Shipping Limited, a Bermuda corporation (the “Charterer”).  The Company, the Owners, Frontline and the Charterer and any Substitute Owners that execute counterpart signature pages pursuant to Section 8.6(b) are collectively referred to herein as the “Parties.”

RECITALS:

WHEREAS, the Owners are the owners of those vessels (the “Vessels”) set forth opposite their names on Schedule A hereto;

WHEREAS, pursuant to the Fleet Purchase Agreement, Frontline has agreed to sell to the Company, and the Company has agreed to purchase from Frontline, either directly or indirectly through intermediate holding companies, all of the issued and outstanding shares of capital stock of each of the Owners on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Charters, each of the Owners has agreed to charter its Vessel to the Charterer, on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Management Agreements, Frontline Management has agreed to provide to the Owners certain technical and operational management services with respect to the Vessels, on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Administrative Services Agreement, Frontline Management has agreed to provide to the Company certain administrative support services, including corporate compliance, payroll, tax, regulatory compliance, legal and other administrative services, on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Performance Guarantee, Frontline has agreed to guarantee the performance of the obligations of the Charterer under the Charters (other than the payment of charter hire) and this Agreement and the obligations of Frontline Management under the Management Agreements and the Administrative Services Agreement;

WHEREAS, the Parties desire to enter into this Agreement to evidence the Parties’ understanding with respect to, among other things, the Charter Service Reserve, the deferral of certain payments owing by the Charterer to the Owners under the Charters in certain circumstances, the payment by the Charterer to the Company of certain profit sharing bonus amounts and certain collateral arrangements with respect to the Charterer’s obligations under this Agreement and the Charters;

NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS; INTERPRETATION; EFFECTIVE DATE

1.1                               Definitions.

As used in this Agreement, the following terms shall have the respective meanings set forth below.  Capitalized terms that are used but not defined herein shall have the meanings set forth in the Fleet Purchase Agreement.

“Accumulated Off Hire Allowance” means, with respect to a Vessel, the aggregate Off Hire Allowance for such Vessel giving effect to the Off Hire Allowance for the calendar year in which such determination is made and for all prior years from inception of its respective Charter until any date of determination.

“Accumulated Off Hire Amount” means, with respect to a Vessel, the aggregate Off Hire Amount for such Vessel from inception of its respective Charter until any date of determination.

“Administrative Services Agreement” means that certain Administrative Services Agreement, dated as of January 1, 2004, among Frontline Management, the Company and the Owners.

“Affiliate” of a Person means any Person directly or indirectly controlling, controlled by, or under common control with such Person.

“Agreement” means this Charter Ancillary Agreement, as it may be amended, modified, or supplemented from time to time.

“Annual Financial Statements” has the meaning set forth in Section 2.4(c).

“Bonus Deferral” has the meaning set forth in Section 4.3(b).

“Bonus Payment” has the meaning set forth in Section 4.1.

“Bonus Payment Date” has the meaning set forth in Section 4.3(a).

“Bonus Payment Schedule” has the meaning set forth in Section 4.2(a).

“Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York, New York or Oslo, Norway are permitted or required to be closed.

“Cash” means United States currency on hand and on deposit and demand deposits.

“Cash Equivalents” means:

(1)                                  securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)                                  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(3)                                  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any bank or financial institution the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

(4)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)                                  commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6)                                  interests in any investment company or money market fund which invests primarily in instruments of the type specified in clauses (1) through (5) above.

“Charter Service Reserve” means, at any time of determination, all Cash and Cash Equivalents held by the Charterer, except for any such Cash and Cash Equivalents in excess of the then applicable Minimum Reserve.

“Charters” means those certain Time Charters, dated as of January 1, 2004, between the Charterer and the Owners, in each case with respect to the Vessel owned by each such Owner, as set forth on Schedule A.

“Earnings Account”  has the meaning set forth in Section 2.5.

“Event of Default” means:

(a)                                  any material breach by the Charterer of any provision of any Charter (including the failure to make charter payments thereunder when due; provided, however, that the exercise by the Charterer of its rights under Article III of this Agreement shall not be deemed to be an Event of Default);

(b)                                 any material breach by the Charterer or Frontline of any provision of this Agreement or the Performance Guarantee;

(c)                                  any material breach by Frontline Management of any provision of any Management Agreement; or

(d)                                 the failure of the Charterer at any time to hold at least $55,000,000 in Cash or Cash Equivalents.

“Fleet Closing Date” has the meaning set forth in Section 1.3.

“Fleet Purchase Agreement” means that certain Fleet Purchase Agreement, dated as of December 11, 2003, between Frontline and the Company.

“Frontline Management” means Frontline Management (Bermuda) Ltd., a Bermuda corporation and wholly owned subsidiary of Frontline.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Indebtedness” means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise, (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, and (vii) any indebtedness secured by a lien on a Person’s assets; provided, however, that the obligations of the Charterer under the Charters shall not be deemed to be Indebtedness.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or like instrument under the laws of any jurisdiction).

“Management Agreements” means those certain Management Agreements entered into or to be entered into  between Frontline Management and the Owners, in each case with respect to the Vessel owned by each such Owner, as set forth on Schedule A.

“Minimum Reserve” means US$250,000,000 (provided, however, that the Minimum Reserve shall be decreased by an amount equal to US$5,300,000 upon the termination of any Charter after the date hereof other than by reason of default by the Charterer under this Agreement or the Charters).

“Off Hire Allowance” means, for any calendar year with respect to a Vessel, an amount equal to 5 multiplied by the charter hire rate (set forth in Clause 44 of the applicable Charter) applicable to such Vessel under its respective Charter.

“Off Hire Amount” means, with respect to a Vessel, an amount equal to the number of days of actual off-hire for such Vessel multiplied by the charter hire rate (set forth in Clause 44 of the applicable Charter) applicable to such Vessel under its respective Charter.

 “Organizational Documents” means, with respect to a particular Person (other than an individual), the certificate or articles of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational document or agreement, as applicable, of such person.

“Payment Date”  has the meaning set forth in Section 2.2(i).

“Performance Guarantee” means that certain Performance Guarantee, dated as of the date hereof, issued by Frontline in favor of the Company and the Owners.

“Permitted Liens” means:

(a)                                  Liens for taxes or assessments that are not yet delinquent or, if delinquent, are being contested in good faith by appropriate actions and for which adequate reserves or other appropriate provisions, if any, as required by GAAP, have been established;

(b)                                 materialmen’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar Liens or charges arising in the ordinary course of business for amounts that are not yet delinquent (including any amounts being withheld as provided by law), or if delinquent, are being contested in good faith by appropriate actions and for which adequate reserves or other appropriate provisions, if any, as required by GAAP, have been established;

(c)                                  vessel chartering, drydocking or maintenance, the furnishing of supplies and bunkers to vessels, repairs and improvements to vessels, crews’ wages and other maritime Liens incurred in the ordinary course of business;

(d)                                 Liens for salvage and general average; and

(e)                                  easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations arising or incurred in the ordinary course of business.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Quarterly Financial Statements” has the meaning set forth in Section 2.4(b).

“Security Interests” has the meaning set forth in Section 5.1.

“Subsidiaries” means the Owners and any other current or future direct or indirect subsidiary of the Company.

“Substitute Owner” has the meaning set forth in Section 8.6(b).

“Successful Public Listing” means the completion of one or more transactions that result in at least 20% of the then outstanding common stock of the Company being listed or quoted for public trading on the Oslo Stock Exchange, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market System or other United States national securities exchange.

“Suezmax” means each of the Vessels that is classified as a Suezmax tanker vessel (between 120,000 and 200,000 dwt).

“Suezmax Bonus Amount” means the portion of a Bonus Payment for any period of determination attributable to the Suezmaxes and shall be calculated in accordance with the following formula:

Suezmax Bonus Amount = 0.20 x (TCE revenues of Suezmaxes – ($21,100 x number of days during the period of determination x Number of Suezmaxes))

where (i) “TCE revenues of Suezmaxes” means the revenues of the Charterer on a time charter equivalent basis attributable to the Suezmaxes during such period of determination (calculated in a manner consistent with that used in Frontline’s public reports) and (ii) “Number of Suezmaxes” means the weighted average number of Suezmaxes during such period of determination; and provided that (x) for purposes of calculating bareboat revenues on a time charter equivalent basis, expenses shall be assumed to equal $6,500 per day and (y) no non-double-hulled Vessels shall be included in the calculation of the Suezmax Bonus Amount for any period after 2010.

 “Vessels” has the meaning set forth in the first recital.

“VLCC” means each of the Vessels that is classified as a VLCC tanker vessel (between 200,000 and 320,000 dwt).

“VLCC Bonus Amount” means the portion of a Bonus Payment for any period of determination attributable to the VLCCs and shall be calculated in accordance with the following formula:

VLCC Bonus Amount = 0.20 x (TCE revenues of VLCCs – ($25,575 x number of days during the period of determination x Number of VLCCs))

,

where (i) “TCE revenues of VLCCs” means the revenues of the Charterer on a time charter equivalent basis attributable to the VLCCs during such period of determination (calculated in a manner consistent with that used in Frontline’s public reports) and (ii) “Number of VLCCs” means the weighted average number of VLCCs during such period of determination; and provided that (x) for purposes of calculating bareboat revenues on a time charter equivalent basis, expenses shall be assumed to equal $6,500 per day and (y) no non-double-hulled Vessels shall be included in the calculation of the VLCC Bonus Amount for any period after 2010.

1.2 References; Headings; Interpretation.  All references in this Agreement to Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The words “this Article,” “this Section” and “this subsection” and words of similar import refer only to the Article, Section or subsection hereof in which such words occur.  The word “or” is not exclusive, and the word “including” (in its various forms) means including without limitation. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

1.3 Effective Date.  This Agreement shall be effective as of the date ( the “Fleet Closing Date”) on which the Company has completed the purchase from Frontline of the Interests (as defined in the Fleet Purchase Agreement), directly or indirectly through intermediate holding companies, in at least 45 of the Vessel Owning Subsidiaries set forth on Schedule 3.19 to the Fleet Purchase Agreement.

ARTICLE II
COVENANTS

2.1 Charter Service Reserve

(a)                                  On or prior to the Fleet Closing Date, Frontline will make a capital contribution to the Charterer of Cash or Cash Equivalents in an amount equal to at least US$250,000,000 to initially fund the Charter Service Reserve.

(b)                                 The Charterer shall be entitled to use the Charter Service Reserve only (i) to make charter payments to the Company under any Charter or (ii) for reasonable working capital purposes to meet short-term voyage expenses.

2.2                               Negative Covenants of the Charterer.  The Charterer hereby covenants and undertakes with the Company and each of the Owners that the Charterer will not, without the consent of the Company:

(a)                                  amend its Organizational Documents in a manner that would adversely affect the Company;

(b)                                 take any action, or omit to take any action, which could reasonably be expected to result in a violation of its Organizational Documents;

(c)                                  fail at any time to have at least one independent director in accordance with its Organizational Documents;

(d)                                 engage in any business other than the operation and chartering of the Vessels and the activities incidental thereto;

(e)                                  incur any Indebtedness, other than trade payables and other current liabilities incurred in the ordinary course of business;

(f)                                    enter into any transaction that involves (i) a sale, exchange or other disposition of all or substantially all of the assets of the Charterer and its subsidiaries taken as a whole, (ii) a sale, exchange or other disposition of all or substantially all of the assets of any subsidiary of the Charterer or (iii) any merger, consolidation or business combination of the Charterer or any of its subsidiaries with another Person (other than a merger, consolidation or business combination among two or more of such subsidiaries);

(g)                                 enter into any transaction with any Affiliate (other than the Company or any Subsidiary), except for any such transaction entered into on an arm’s-length basis and on terms no less favorable to the Charterer than would be available from a disinterested or unconnected third party;

(h)                                 permit the incurrence of any Lien on any of its assets, other than Permitted Liens and other than as contemplated by Article V (Collateral Arrangements);

(i)                                     declare or make any dividend or distribution of any kind whatsoever to its shareholders (including through a buyback, redemption or repurchase of its securities) or loan, repay or make any other payment in respect of Indebtedness of the Charterer or any affiliate thereof (other than the Company and the Subsidiaries) unless (i) the Charterer is then in compliance with all of its obligations under this Agreement, (ii) after giving effect to the declaration or payment of any such dividend or distribution or loan or payment in respect of such Indebtedness, (A) the Charterer will continue to be in compliance with all of its obligations under this Agreement, (B) the Charter Service Reserve equals at least the then applicable Minimum Reserve and (C) the chief financial officer of the Charterer certifies to the Company that he reasonably believes that the amount of the Charter Service Reserve will equal or exceed the then applicable Minimum Reserve for at least 30 days after the date of any such payment (each, a “Payment Date”), taking into consideration the Charterer’s reasonably expected payment obligations during such 30-day period, (iii) any charter payments deferred pursuant to Article III have been paid to the Company prior to any such Payment Date and (iv) any Bonus Payments deferred pursuant to Article IV have been paid to the Company prior to any such Payment Date;

(j)                                     issue or grant to any Person other than Frontline any shares of capital stock or other ownership interests in the Charterer or any warrants, options, convertible or exchangeable securities or indebtedness, or any other rights to purchase or acquire, or exercisable for or convertible into or exchangeable into, any such shares of capital stock or such other ownership interests; and

(k)                                  make any investment in, acquire or purchase any stock, partnership or joint venture interest or other security of, or loan, advance or contribute capital to, or grant a financial guaranty or other similar assurance for the benefit of, another Person, other than investments in short-term interest bearing marketable securities;

2.3 Covenants of Frontline.  Frontline hereby covenants and undertakes with the Company and each of the Owners that:

(a)                                  the Charterer will at all times be a wholly owned subsidiary of Frontline; and

(b)                                 except as contemplated by Article V, Frontline will not sell, transfer, assign or otherwise dispose of legal or beneficial ownership of any securities of the Charterer held by Frontline.

2.4 Financial Statements and Other Information.  The Charterer hereby covenants and undertakes with the Company that it will deliver to the Company:

(a)                                  as soon as practicable and in any event within (i) 10 days after the end of each month in each fiscal year or (ii) two Business Days after request by the Company, a certificate executed by its chief financial officer which (1) sets forth the balance of the Charter Service Reserve as of the beginning and end of such month, (2) sets forth in reasonable detail all payments into and from the Charter Service Reserve during such month and (3) provides that no Event of Default is then occurring or, if there is an Event of Default then occurring, describes in reasonable detail such Event of Default;

(b)                                 following a Successful Public Listing, as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, changes in stockholders’ equity and changes in financial position of the Charterer for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Charterer as at the end of such quarterly period, all unaudited but prepared in accordance with GAAP on a basis consistent with past practice (collectively, the “Quarterly Financial Statements”); and

(c)                                  following a Successful Public Listing, as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated statements of income, changes in stockholders’ equity and changes in financial position of the Charterer for such year, and a consolidated balance sheet of the Charterer as at the end of such year, in each case audited for the Charterer by independent public accountants of recognized standing selected by the Charterer, whose report shall state that such consolidated financial statements present fairly the results of operations, cash flows and financial position of the Charterer in accordance with GAAP on a basis consistent with prior periods except as noted therein and that the examination by such accountants has been made in accordance with generally accepted auditing standards (collectively, the “Annual Financial Statements”).

2.5                                                                               Earnings Account.  The Charterer shall cause all of its revenues to be deposited into an earnings account (the “Earnings Account”).

ARTICLE III
DEFERRAL OF CHARTER PAYMENTS

3.1 Deferral of Charter Payments.  For any period during which the Cash and Cash Equivalents held by the Charterer is less than $75,000,000, each Owner agrees that the Charterer shall be entitled to defer from the monthly payments due under each Charter up to $4,600 per day for each VLCC and up to $3,400 per day for each Suezmax; provided, however, that in no event shall any such deferral with respect to any particular Charter be outstanding with respect to more than one year at any given time.  The Charterer shall immediately use all charter payments received by the Charterer from third parties under any subcharters with respect to the Vessels that are in excess of the then applicable fixed daily charter rates for such Vessels payable to the Company under the applicable Charters to pay any amounts so deferred at such time as the Cash and Cash Equivalents held by the Charterer are greater than $75,000,000; provided, however, that the Charterer shall not be obligated to make any such payment (x) if the chief financial officer of the Charterer reasonably believes that the amount of Cash and Cash Equivalents held by the Charterer will not equal or exceed $75,000,000 for at least 30 days after the date of such payment taking into consideration the Charterer’s reasonably expected payment obligations during such 30-day period and (y) until such payment would be at least $2,000,000.  The Charterer shall not be obligated to pay any interest on any amounts so deferred.

3.2 Notice of Deferral.  The Charterer shall promptly notify the Company in accordance with Section 7.6 of its decision to exercise its right to defer payments under Section 3.1 and shall provide the Company with a certificate executed by the chief financial officer of the Charterer, setting forth in reasonable detail the basis for such deferral.

ARTICLE IV
BONUS PAYMENTS

4.1 Bonus Payments.  The Charterer shall pay to the Company periodic profit sharing bonus payments (each, a “Bonus Payment”) equal to (a) the VLCC Bonus Amount for the applicable period plus (b) the Suezmax Bonus Amount for the applicable period (provided, however, that in no event shall such Bonus Payment be less than $0), as determined in accordance with the terms of this Article IV.

4.2 Preparation and Delivery of Bonus Payment Schedules.

(a)                                  No later than March 1, 2005, the Charterer shall prepare or cause to be prepared, and shall deliver to the Company, a schedule (each, a “Bonus Payment

Schedule”) with respect to the period from February 1, 2004 through December 31, 2004.  Such Bonus Payment Schedule shall set forth, in each case with respect to such period, (i) the TCE revenues of the VLCCs, (ii) the TCE revenues of the Suezmaxes and (iii) the Charterer’s calculation of the VLCC Bonus Amount, the Suezmax Bonus Amount and the Bonus Payment, if any.  The Charterer shall thereafter provide to the Company such supporting work papers or other supporting information as may be reasonably requested by the Company.  Such Bonus Payment Schedule shall be prepared in accordance with GAAP, consistent with the preparation of Frontline’s accounts, and shall be certified by the chief financial officer of the Charterer and, if requested by the Company, the Charterer’s independent accountants.

(b)                                 No later than March 1 of each calendar year after 2005, the Charterer shall prepare or cause to be prepared, and shall deliver to the Company, a Bonus Payment Schedule with respect to the preceding calendar year.  Each Bonus Payment Schedule shall set forth, in each case with respect to the preceding calendar year, (i) the TCE revenues of the VLCCs, (ii) the TCE revenues of the Suezmaxes and (iii) the Charterer’s calculation of the VLCC Bonus Amount, the Suezmax Bonus Amount and the Bonus Payment, if any.  The Charterer shall thereafter provide to the Company such supporting work papers or other supporting information as may be reasonably requested by the Company.  Such Bonus Payment Schedule shall be prepared in accordance with GAAP, consistent with the preparation of Frontline’s accounts,  and shall be certified by the chief financial officer of the Charterer and, if requested by the Company, the Charterer’s independent accountants.

4.3 Delivery of Bonus Payment.

(a) Subject to the other provisions of this Section 4.3, any Bonus Payments determined to be payable by the Charterer to the Company shall be made by wire transfer of immediately available funds to the wire transfer address of the Company no later than five Business Days following the date on which the Charterer is required to deliver the corresponding Bonus Payment Schedule (each, a “Bonus Payment Date”), which wire transfer address shall be designated by the Company by notice to the Charterer on or before the second Business Day prior to such Bonus Payment Date; provided that if no such notice is delivered by the Company, the Charterer shall make payment to the wire transfer address previously designated by the Company.

(b)                                 If (i) the amount of the Charter Service Reserve on any Bonus Payment Date is less than the then applicable Minimum Reserve or (ii) the payment of any Bonus Payment on any such Bonus Payment Date would cause the amount of the Charter Service Reserve to fall below the then applicable Minimum Reserve, then the Charterer shall be entitled to defer without interest the payment of (x) in the case of clause (i) above, all or any portion of such Bonus Payment and (y) in the case of clause (ii) above, all or any portion of an amount equal to (1) the amount of such Bonus Payment minus (2) the difference between (A) the amount of the Charter Service Reserve on such Bonus Payment Date prior to any such payment minus (B) the then applicable Minimum Reserve (each, a “Bonus Deferral”).

(c)                                  The Charterer shall immediately use all charter payments received by the Charterer from third parties under any subcharters with respect to the Vessels that are in excess of the then applicable fixed daily charter rates for such Vessels payable to the Company under the applicable Charters to pay any Bonus Payment amounts so deferred at such time as the Charter Service Reserve equals or exceeds the Minimum Reserve; provided, however, that the Charterer shall not be obligated to make any such payment (x) if the chief financial officer of the Charterer reasonably believes that the amount of the Charter Service Reserve will not equal or exceed the Minimum Reserve for at least 30 days after the date of such payment taking into consideration the Charterer’s reasonably expected payment obligations during such 30-day period and (y) until such payment would be at least $2,000,000.

(d)                                 Prior to any such deferral of any Bonus Payment, the Charterer shall provide the Company with a certificate executed by the chief financial officer of the Charterer, setting forth the amount of the Charter Service Reserve on such Bonus Payment Date.

4.4 Marketing; Preferential Treatment.  During the term of this Agreement, the Charterer shall use its commercial best efforts to charter the Vessels on market terms (including, without limitation, ensuring that preferential treatment is not given to any other vessels owned, managed by or under control of Frontline or any of its affiliates (including, without limitation, Greenwich Holdings Ltd and any affiliates thereof) when marketing any of the Vessels).

ARTICLE V
COLLATERAL ARRANGEMENTS

5.1 .Collateral.  The Charterer, the Company and Frontline covenant and agree that the Charterer’s obligations under this Agreement and the Charters shall be secured by (a) a first priority floating charge over all of the undertaking and all of the assets and rights (including the Earnings Account and Charter Service Reserve) of the Charterer whatsoever and wheresoever both present and future and (b) a first priority fixed charge over all outstanding capital stock of the Charterer (collectively, the “Security Interests”).  The Charterer and Frontline agree that they shall execute such documents and do such things as may reasonably be required by the Company’s lenders in order to give full effect to their covenants in this Section 5.1.

ARTICLE VI
OFF-HIRE

6.1 Off-Hire.  Irrespective of the actual number of days off-hire for any one Vessel under its respective Charter, the Charterer agrees to continue to pay the agreed charter hire payments under the Charter to the Owner of such Vessel, and will not deduct for any off-hire, as long as the aggregate Accumulated Off Hire Amount for all Vessels then in the fleet is less than or equal to the aggregate Accumulated Off Hire Allowance for all such Vessels.

6.2 Off-Hire Certifications.

(a)                                  In any month in which the Charterer makes any deductions for off-hire from any charter hire payments due under any Charter, the Charterer shall, concurrently with such monthly charter hire payment, provide the Company with a certificate executed by an officer of the Charterer, setting forth in reasonable detail the basis for such deduction.

(b)                                 No later than February 1 of each calendar year, the Charterer shall promptly provide the Company with a certificate executed by the chief financial officer of the Charterer, setting forth in reasonable detail (i) the aggregate Accumulated Off Hire Allowance for all Vessels in the fleet and (ii) the aggregate Accumulated Off Hire Amount for all Vessels in the fleet, in each case as of the end of the preceding calendar year.

ARTICLE VII
DEFAULTS

7.1 Defaults.  Upon the occurrence of any Event of Default that remains uncorrected for a period of 30 days following notice thereof by the Company to the Charterer, then the Company shall have the option to declare such Event of Default to be a breach by the Charterer of any or all of the Charters, in which case the Company or the Owners may (a) terminate any or all of the Charters by delivery of notice to the Charterer in accordance with Section 8.7, (b) foreclose upon any or all of the Security Interests or (c) exercise any or all other rights and remedies available to the Company or the Owners at law or in equity.

ARTICLE VIII
MISCELLANEOUS

8.1 Term.  Following effectiveness in accordance with Section 1.3, this Agreement shall terminate upon the termination of the last Charter then in effect; provided, however, that the termination of this Agreement shall not impair any rights or obligations of any Party arising hereunder prior to such termination.

8.2 Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of England.

8.3 Arbitration.  Any dispute arising under this Agreement shall be resolved by arbitration in London in accordance with the provisions this Section 8.3 and the provisions of the Arbitration Act 1996, or any statutory modification or re-enactment thereof for the time being in force save to the extent necessary to give effect to the provisions of this Section 8.3.  The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) on terms current at the time when the arbitration proceedings are commenced.  The reference shall be to three arbitrators: one to be appointed by the Company and the Owners, one to be appointed by the Charterer and Frontline and the third to be appointed by the two arbitrators so chosen,  The decision of a majority of the arbitrators shall be final and binding on the Parties.  Nothing herein shall prevent the parties from agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.  In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

8.4 Entire Agreement.  This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

8.5 Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all of the Parties.

8.6 Assignment; Joinder.

(a)  No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto.

(b).  Each of the Parties acknowledges that the Fleet Purchase Agreement provides for the purchase by the Company of all of the issued and outstanding shares of capital stock of one or more vessel-owning entities owned by Frontline (each, a “Substitute Owner”) in place of one or more of the Vessel Owning Subsidiaries set forth on Schedule 3.19 to the Fleet Purchase Agreement in certain circumstances.  In the event that the Company acquires any such Substitute Owner, Frontline and the Company agree that they shall cause such Substitute Owner (if it owns its vessel directly) or the subsidiary of such Substitute Owner that owns such vessel directly (if such Substitute Owner does not own its vessel directly) to become an Owner hereunder by executing a counterpart signature page to this Agreement, in the form attached hereto, prior to the closing under the Fleet Purchase Agreement of the acquisition of such Substitute Owner.  The Parties agree that such Substitute Owner or such Substitute Owner’s subsidiary, as the case may be, shall be deemed to be a Party and that the vessel owned by such Substitute Owner or such Substitute Owner’s subsidiary, as the case may be, shall be deemed to be a Vessel for all purposes under this Agreement.  The Parties further agree that the Owner for which such Substitute Owner or such Substitute Owner’s subsidiary, as the case may be, was substituted shall no longer be deemed to be a Party and that the vessel owned by such Owner shall no longer be deemed to be a Vessel for any purpose under this Agreement.

8.7 Notices.  Unless otherwise provided herein, any notice, request, consent, instruction or other document to be given hereunder by any Party to another Party shall be in writing and will be deemed given (a) when received if delivered personally or by courier; or (b) on the date receipt is acknowledged if delivered by certified mail, postage prepaid, return receipt requested or (c) on the day of transmission if sent by facsimile transmission and receipt thereof is confirmed, as follows:

(a)                                  if to the Company, addressed to:

Ship Finance International Limited

Par-La-Ville Place

14 Par-La-Ville Road

Hamilton, Bermuda HM 08

Attention:  Finance Department

Facsimile: +1 (441) 295-3494

(b)                                 if to any Owner, c/o the Company at the Company’s address set forth above;

(c)                                  if to Frontline, addressed to:

Frontline Ltd.

Par-La-Ville Place

14 Par-La-Ville Road

Hamilton, Bermuda HM 08

Attention:  Finance Department

Facsimile: +1 (441) 295-3494

(d)                                 if to the Charterer, c/o Frontline at Frontline’s address set forth above;

or to such other place and with such other copies as any Party may designate as to itself by written notice to the others in accordance with this Section 7.6.

8.8 Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

8.9 Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

8.10                        U.S. Currency.  All sums and amounts payable to or to be payable pursuant to the provisions of this Agreement shall be payable in coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

SHIP FINANCE INTERNATIONAL LIMITED

By:
Name:
Title:

GRANITE SHIPPING COMPANY LIMITED.

By:
Name:
Title:

GOLDEN CURRENT LIMITED

By:
Name:
Title:

BONFIELD SHIPPING LTD.

By:
Name:
Title:

FOURWAYS MARINE LIMITED

By:
Name:
Title:

FRONT ARDENNE INC.

By:
Name:
Title:

FRONT BRABANT INC.

By:
Name:
Title:

FRONT FALCON INC.

By:
Name:
Title:

FRONT GLORY SHIPPING INC.

By:
Name:
Title:

FRONT PRIDE SHIPPING INC.

By:
Name:
Title:

FRONT SAGA INC.

By:
Name:
Title:

FRONT SERENADE INC.

By:
Name:
Title:

FRONT SPLENDOUR SHIPPING INC.

By:
Name:
Title:

FRONT STRATUS INC.

By:
Name:
Title:

GOLDEN BAYSHORE SHIPPING CORPORATION

By:
Name:
Title:

GOLDEN ESTUARY CORPORATION

By:
Name:
Title:

GOLDEN FJORD CORPORATION

By:
Name:
Title:

GOLDEN SEAWAY CORPORATION

By:
Name:
Title:

GOLDEN SOUND CORPORATION

By:
Name:
Title:

GOLDEN TIDE CORPORATION

By:
Name:
Title:

KATONG INVESTMENTS LTD.

By:
Name:
Title:

LANGKAWI SHIPPING LTD.

By:
Name:
Title:

PATRIO SHIPPING LTD.

By:
Name:
Title:

RAKIS MARITIME S.A.

By:
Name:
Title:

SEA ACE CORPORATION

By:
Name:
Title:

SIBU SHIPPING LTD.

By:
Name:
Title:

SOUTHWEST TANKERS INC.

By:
Name:
Title:

WEST TANKERS INC.

By:
Name:
Title:

PUERTO REINOSA SHIPPING CO S.A.

By:
Name:
Title:

ASPINALL PTD LTD.

By:
Name:
Title:

BLIZANA PTE LTD.

By:
Name:
Title:

BOLZANO PTE LTD.

By:
Name:
Title:

CIREBON SHIPPING PTE LTD.

By:
Name:
Title:

FOX MARITIME PTE LTD.

By:
Name:
Title:

FRONT DUA PTE LTD.

By:
Name:
Title:

FRONT EMPAT PTE LTD.

By:
Name:
Title:

FRONT ENAM PTE LTD.

By:
Name:
Title:

FRONT LAPAN PTE LTD.

By:
Name:
Title:

FRONT LIMA PTE LTD.

By:
Name:
Title:

FRONT TIGA PTE LTD.

By:
Name:
Title:

FRONT TUJUH PTE LTD.

By:
Name:
Title:

FRONT SEMBILAN PTD LTD.

By:
Name:
Title:

RETTIE PTE LTD.

By:
Name:
Title:

TRANSCORP PTE LTD.

By:
Name:
Title:

EDINBURGH NAVIGATION S.A.

By:
Name:
Title:

ARIAKE TRANSPORT CORP.

By:
Name:
Title:

HITATCHI HULL # 4983 CORP.]

By:
Name:
Title:

OSCILLA SHIPPING LIMITED

By:
Name:
Title:

FRONTLINE SHIPPING LIMITED

By:
Name:
Title:

FRONTLINE LTD.

By:
Name:
Title:

02089.0022 #446530

Counterpart Signature Page for Substitute Owners pursuant to Section 8.6(b)

Pursuant to Section 8.6(b) hereof, the undersigned hereby executes and delivers and becomes an Owner under this Agreement as of the date set forth below.

[NAME OF SUBSTITUTE OWNER]

By:
Name:
Title:

SCHEDULE A

OWNERS AND VESSELS

Owner	Vessel
Granite Shipping Company Limited.	Front Granite
Golden Current Limited	Opalia
Bonfield Shipping Ltd.	Front Driver
Fourways Marine Limited	Front Spirit
Front Ardenne Inc.	Front Ardenne
Front Brabant Inc.	Front Brabant
Front Falcon Inc	Front Falcon
Front Glory Shipping Inc.	Front Glory
Front Pride Shipping Inc.	Front Pride
Front Saga Inc	Front Page
Front Serenade Inc.	Front Serenade
Front Splendour Shipping Inc.	Front Splendour
Front Stratus Inc.	Front Stratus
Golden Bayshore Shipping Corporation	Navix Astral
Golden Estuary Corporation	Front Comanche
Golden Fjord Corporation	Front Commerce
Golden Seaway Corporation	New Vanguard
Golden Sound Corporation	New Vista
Golden Tide Corporation	New Circassia
Katong Investments Ltd.	Front Breaker
Langkawi Shipping Ltd.	Front Birch
Patrio Shipping Ltd.	Front Hunter
Rakis Maritime S.A.	Front Fighter
Sea Ace Corporation	Front Ace
Sibu Shipping Ltd.	Front Maple
Southwest Tankers Inc	Front Sunda
West Tankers Inc.	Front Comor
Puerto Reinosa Shipping Co S.A.	Front Lillo
Aspinall Ptd Ltd.	Front Viewer
Blizana Pte Ltd.	Front Rider
Bolzano Pte Ltd.	Mindanao
Cirebon Shipping Pte Ltd.	Front Vanadis
Fox Maritime Pte Ltd.	Front Sabang
Front Dua Pte Ltd.	Front Duchess
Front Empat Pte Ltd.	Front Highness
Front Enam Pte Ltd.	Front Lord
Front Lapan Pte Ltd.	Front Climber
Front Lima Pte Ltd.	Front Lady
Front Tiga Pte Ltd.	Front Duke
Front Tujuh Pte Ltd.	Front Emperor
Front Sembilan Ptd Ltd.	Front Leader
Rettie Pte Ltd.	Front Striver
Transcorp Pte Ltd.	Front Guider
Edinburgh Navigation S.A.	Edinburgh
Oscilla Shipping Limited	Oscilla
Ariake Transport Corp.	Ariake
Hitatchi Hull # 4983 Corp.	Hakata